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                                                                    EXHIBIT 99.2


                           ARV Assisted Living, Inc.

                           Purchase of Northgate Park

          Pro Forma Estimates of Cash Flow and Federal Taxable Income

                      For the Year Ended December 31, 1995

The following unaudited pro forma estimates present the cash flow and the Federal Taxable Income of Northgate Park for the year ended December 31, 1995 as if Northgate had been acquired on January 1, 1995. The pro forma does not purport to represent operations of ARV as a whole nor does it purport to represent actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.

Estimate of Cash Flow:
         Historical Operating Income                                                      $ 524,072
                 Less:
                      Property Taxes                                                        (93,565)
                                                                                          ---------
                                Pro Forma Estimate of Cash Flow                           $ 430,507
                                                                                          =========

Estimate of Federal Taxable Income:
         Pro Forma Estimate of Cash Flow                                                  $ 430,507
                 Less: Estimated Depreciation and
                    Amortization Expense (Federal Income Tax Basis)                        (217,714)
                                                                                          ---------
                                Pro Forma Estimate of Federal Taxable Income              $ 212,793
                                                                                          =========

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                                 NORTHGATE PARK

      Notes to Pro Forma Estimate of Cash Flow and Federal Taxable Income

                      For the Year Ended December 31,1995


(1)      Historical Operating Income

         Historical operating income is based upon the excess of operating revenues over certain expenses of Northgate Park (the "Facility") for the year ended December 31, 1995.

(2)      Property Taxes

         Property taxes are estimated based upon reassessment of the Property at its purchase price.